BYLAWS

OF

My Palace Portal, Inc.

Dated as of March 24, 2020

ARTICLE I

OFFICES

Section 1.01         Registered Office. The registered office and registered agent of My Palace Portal, Inc., (the “Corporation”), organized under the laws of the State of Wyoming shall be as set forth in the Certificate of Incorporation (as defined below). The Corporation may also have offices in such other places in the United States or elsewhere (and may change the Corporation’s registered agent) as the board of directors of the Corporation (the “Board of Directors”) may, from time to time, determine or as the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.01         Place of Meetings. Meetings of stockholders of the Corporation (such Stockholders, the “Stockholders”) may be held at any place, within or without the State of Wyoming, as may be designated by the Board of Directors. In the absence of such designation, meetings of Stockholders shall be held at the principal executive office of the Corporation. The Board of Directors may, in its sole discretion, determine that a meeting of Stockholders shall not be held at any place, but may instead be held solely by means of remote communication authorized by and in accordance with Wyoming corporation laws.

Section 2.02         Annual Meetings. If required by applicable law, an annual meeting of Stockholders shall be held for the election of directors at such date and time as may be designated by resolution of the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting. The Corporation may postpone, reschedule or cancel any annual meeting of Stockholders previously scheduled by the Board of Directors.

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Section 2.03         Special Meetings.  (a) The corporation shall hold a special meeting of shareholders:

(i) On call of its board of directors or the person or persons authorized to do so by the  Articles of incorporation or bylaws; or

(ii) If the holders of at least ten percent (10%) of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date, and deliver to the corporation one (1) or more written demands for the meeting describing the purpose or purposes for which it is to be held, provided that the articles of incorporation may fix a lower percentage or a higher percentage not exceeding twenty-five percent (25%) of all the votes entitled to be cast on any issue proposed to be considered. Unless otherwise provided in the articles of incorporation, a written demand for a special meeting may be revoked by a writing to that effect received by the corporation prior to the receipt by the corporation of demands sufficient in number to require the holding of a special meeting.

(b) If not otherwise fixed under W.S. 17-16-703 or 17-16-707, the record date for determining shareholders entitled to demand a special meeting is the date the first shareholder signs the demand.

(c) Special shareholders' meetings may be held in or out of this state at the place stated in or fixed in accordance with the bylaws. If no place is stated or fixed in accordance with the bylaws, special meetings shall be held at the corporation's principal office.

(d) Only business within the purpose or purposes described in the meeting notice required by W.S. 17-16-705(c) may be conducted at a special shareholders' meeting.

Section 2.04         Notice of Meetings. Whenever Stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given that shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which Stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the Stockholders entitled to notice of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws (as the same from time to time may be amended, restated, amended and restated or otherwise modified from time to time, these “Bylaws”), the notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each Stockholder as of the record date for determining the Stockholders entitled to notice

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of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the Stockholder at such Stockholder’s address as it appears on the records of the Corporation.

Section 2.05         Adjournments. Any annual or special meeting of Stockholders may be adjourned from time to time to reconvene at the same or some other place, if any, and notice need not be given of any such adjourned meeting if the time and place, if any, thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to notice of the meeting... If after the adjournment a new record date is fixed for determining Stockholders entitled to notice of the adjourned meeting, the Board of Directors shall fix the record date for determining Stockholders entitled to notice of such adjourned meeting as provided in Section 2.09(a) of these Bylaws, and shall give notice of the adjourned meeting to each Stockholder of record as of the record date so fixed. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the Stockholder at such Stockholder’s address as it appears on the records of the Corporation.

Section 2.06         Quorum. Except as otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, at any meeting of Stockholders the presence or participation in person or by proxy of the holders of a majority in voting power of the outstanding shares of capital stock of the Corporation (“Stock”) entitled to notice of the meeting shall be necessary and sufficient to constitute a quorum. If a matter requires the approval of a specific class or series of Stock voting as a separate class, the presence or participation in person or by proxy of the holders of a majority in voting power of the outstanding shares of such class or series of Stock shall be necessary and sufficient to constitute a quorum as to such matter. In the absence of a quorum, the Stockholders so present may, by a majority in voting power thereof, adjourn the meeting from time to time in the manner provided in Section 2.05 of these Bylaws until a quorum shall attend or participate. Shares of Stock belonging to the Corporation or to another corporation, if a majority of the shares entitled or required to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled or required to vote nor be counted for quorum purposes; provided, that the foregoing shall not limit the right of the Corporation or any subsidiary of the Corporation to vote shares of Stock held by it in a fiduciary capacity.

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Section 2.07         Organization. Such person as the Board of Directors may have designated or, in the absence of such a person, the Chairman of the Board, or in his or her absence, the President or, in his or her absence, such person as may be chosen by the majority of the Stockholders entitled or required to vote at the meeting who are present, in person or by proxy, shall call to order any meeting of Stockholders and act as chairperson of the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence, the chairperson of the meeting may appoint any person to act as secretary of the meeting.

Section 2.08         Voting; Proxies. Except as otherwise provided by or pursuant to the provisions of the Certificate of Incorporation, each Stockholder entitled or required to vote at any meeting of Stockholders shall be entitled to such number of votes as determined by the Certificate of Designation for such shares... Each Stockholder entitled or required to vote at a meeting of Stockholders or express consent to corporate action in writing without a meeting (if permitted by the Certificate of Incorporation) may authorize another person or persons to act for such Stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A Stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or a new proxy bearing a later date. Voting at meetings of Stockholders need not be by written ballot. Unless otherwise provided in the Certificate of Incorporation, at all meetings of Stockholders for the election of directors at which a quorum is present, a plurality of the votes cast shall be sufficient to elect directors. All other elections and questions presented to the Stockholders at a meeting at which a quorum is present shall, unless otherwise provided by the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or applicable law or pursuant to any regulation applicable to the Corporation or its securities, be decided by the affirmative vote of the holders of a majority in voting power of the shares of Stock which are present in person or by proxy and entitled or required to vote thereon.

Section 2.09         Fixing Date for Determination of Stockholders of Record.

(a)          In order that the Corporation may determine the Stockholders entitled to notice of any meeting of Stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the

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date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by applicable law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the Stockholders entitled or required to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, that the Board of Directors may fix a new record date for determining the entitled or required to vote at the adjourned meeting, and in such case shall also fix as the record date for Stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determining the Stockholders entitled or required to vote in accordance herewith at the adjourned meeting.

                 (b)          Unless otherwise provided by the Certificate of Incorporation, in order that the Corporation may determine the Stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of Stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days prior to such action. If no such record date is fixed, the record date for determining Stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(c)          Unless otherwise restricted by the Certificate of Incorporation, in order that the Corporation may determine the Stockholders entitled to express consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record

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date for determining Stockholders entitled to express consent to corporate action in writing without a meeting is fixed by the Board of Directors, (i) when no prior action of the Board of Directors is required by applicable law or the Certificate of Incorporation, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, and (ii) if prior action by the Board of Directors is required by applicable law or the Certificate of Incorporation, the record date for such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

Section 2.10         List of Stockholders. The officer (or the Transfer Agent) who has charge of the stock ledger of the Corporation shall prepare at least ten (10) days before any meeting of Stockholders, a complete list of Stockholders entitled or required to vote at the meeting (provided, that if the record date for determining the Stockholders entitled or required to vote is less than ten (10) days before the date of the meeting, the list shall reflect the Stockholders entitled or required to vote as of a date that is no more than ten (10) days before the meeting date), arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder as of the record date (or such other date). Such list shall be open to the examination of any Stockholder for any purpose germane to the meeting at least ten (10) days prior to the meeting during ordinary business hours at the principal place of business of the Corporation. If the meeting is to be held at a place, then a list of Stockholders entitled or required to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any Stockholder who is present thereat. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any Stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by applicable law, the stock ledger shall be the only evidence as to who are the Stockholders entitled to examine the list of Stockholders required by this Section 2.10 or to vote in person or by proxy at any meeting of Stockholders.

            Section 2.11         Inspector(s) of Election. The Corporation may, and shall if required by applicable law, appoint one or more inspectors of election (who may be employees of the Corporation) for any meeting of Stockholders, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector so appointed or designated is able to

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act at a meeting of Stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. Each inspector so appointed or designated shall (i) ascertain the number of shares of Stock outstanding and the voting power of each such share, (ii) determine the shares of Stock represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspector(s), and (v) certify his or her determination of the number of shares of Stock represented at the meeting and such inspector’s count of all votes and ballots. Such certification and report shall specify such other information as is required by applicable law. No ballot, proxies, votes or any revocation thereof or change thereto shall be accepted by the inspector(s) after the closing of the polls... In determining the validity of and counting proxies and ballots cast at any meeting of Stockholders, the inspector(s) may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

Section 2.12         Conduct of Meetings. The date and time of the opening and the closing of the polls for each matter upon which the Stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of Stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of Stockholders shall have the right and authority to convene and to recess and/or adjourn the meeting for any or no reason, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) establishing an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limits on attending or participating in the meeting to Stockholders entitled or required to vote at the meeting, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of Stockholders, in addition to making any other determinations that may be appropriate to the conduct

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of the meeting, shall if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting, and, if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of Stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 2.13          Notice of Stockholder Business and Nominations.

(a)          Annual Meetings of Stockholders.

(i)          Except as otherwise provided by or pursuant to the Certificate of Incorporation, nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the Stockholders may be made at an annual meeting of Stockholders only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors or the nominating and corporate governance committee thereof or (C) by any Stockholder who is a Stockholder of record at the time the notice provided for in this Section 2.13 is delivered to the Secretary, who is entitled or required to vote at the meeting and who complies with the notice procedures set forth in this Section 2.13.

(ii)         Except as otherwise provided by or pursuant to the Certificate of Incorporation, for any nominations or other business to be properly brought before an annual meeting by a Stockholder pursuant to Section 2.13(a) (ii) (C) of these Bylaws, the Stockholder must have given timely notice thereof in writing to the Secretary and any such proposed business (other than the nominations of persons for election to the Board of Directors) must constitute a proper matter for Stockholder action. To be timely, a Stockholder’s notice shall be delivered to the Secretary at the principal executive office of the Corporation not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year’s annual meeting (provided, that if the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the Stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of

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the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a Stockholder’s notice as described above. To be in proper form, such Stockholder’s notice must:

(A)         as to each person whom the Stockholder proposes to nominate for election as a director of the Corporation, set forth (I) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, and (II) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director of the Corporation if elected;

       (B)         with respect to each nominee for election or reelection to the Board of Directors, include the completed and signed questionnaire, representation and agreement required by Section 2.14 of these Bylaws;

(C)         as to any other business that the Stockholder proposes to bring before the meeting, set forth a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such Stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and

(D)         as to the Stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, set forth (I) the name and address of such Stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (II) the class or series and number of shares of Stock which are owned beneficially and of record by such Stockholder and such beneficial owner, (III) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such Stockholder and/or such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of

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the foregoing, including, in the case of a nomination, the nominee, (IV) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Stockholder’s notice by, or on behalf of, such Stockholder and such beneficial owner, whether or not such instrument or right shall be subject to settlement in underlying shares of Stock, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such Stockholder or such beneficial owner, with respect to securities of the Corporation, (V) a representation that such Stockholder is a holder of record of Stock entitled or required to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (VI) a representation whether such Stockholder or such beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of outstanding Stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise to solicit proxies or votes from Stockholders in support of such proposal or nomination, and (VII) any other information relating to such Stockholder and such beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

The foregoing notice requirements of this Section 2.13(a) shall be deemed satisfied by a Stockholder with respect to business other than a nomination for election as a director of the Corporation if such Stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such Stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee for election as a director of the Corporation to furnish such other information as the Corporation may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

(iii)        Notwithstanding anything in the second sentence of Section 2.13(a)(ii) of these Bylaws to the contrary, if the number of directors to

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be elected to the Board of Directors at the annual meeting is increased effective after the time period for which nominations would otherwise be due under Section 2.13(a)(ii) of these Bylaws and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a Stockholder’s notice required by this Section 2.13 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive office of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(b)          Special Meetings of Stockholders. Except to the extent required by applicable law, special meetings of Stockholders may be called only in accordance with Article VII section 2.07 hereof. postponement of a special meeting commences a new time period (or extend any time period) for the giving of a Stockholder’s notice as described above.

(c)          General.

(i)          Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act or the Certificate of Incorporation, only such persons who are nominated in accordance with the procedures set forth in this Section 2.13 shall be eligible to be elected at an annual or special meeting of Stockholders to serve as directors, and only such business as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.13 shall be conducted at a meeting of Stockholders. Except as otherwise provided by applicable law or the Certificate of Incorporation, the chairperson of the meeting shall have the power and duty (A) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.13 (including whether the Stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made or solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such Stockholder’s nominee or proposal in compliance with such Stockholder’s representation as required by Section 2.13(a)(ii)(D) of these Bylaws) and (B) if any proposed nomination or business was not made or proposed in compliance with this Section 2.13, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.13, unless otherwise required by applicable law, if a Stockholder (or a qualified representative of such Stockholder) does not appear at the annual or special meeting of Stockholders to present his, her or its nomination or proposed

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business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.13, to be considered a qualified representative of the Stockholder, a person must be a duly authorized officer, manager or partner of such Stockholder or must be authorized by a writing executed by such Stockholder or an electronic transmission delivered by such Stockholder to act for such Stockholder as proxy at the meeting of Stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of Stockholders.

(ii)         For purposes of this Section 2.13, “close of business” means 5:00 p.m. local time at the principal executive offices of the Corporation on any calendar day, whether or not the day is a business day, and “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

                           (iii)        Notwithstanding the foregoing provisions of this Section 2.13, a Stockholder shall also comply with all applicable requirements of the Certificate of Incorporation, the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2.13; provided, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.13 (including clause (a)(ii)(c) hereof and clause (b) hereof), and compliance with clauses (a)(ii)(c) and (b) of this Section 2.13 shall be the exclusive means for a Stockholder to make nominations or submit other business (other than business other than nominations that is brought properly under and in compliance with Rule 14a-8 promulgated under the Exchange Act, as amended from time to time). Nothing in this Section 2.13 shall be deemed to affect any rights (x) of Stockholders to request inclusion of proposals or nominations in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (y) of the holders of the Series A Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

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Section 2.14         Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the Corporation, the candidate for nomination must have previously delivered (in accordance with the time periods prescribed for delivery of notice under Section 2.13 of these Bylaws), to the Secretary at the principal executive office of the Corporation, (a) a completed and signed questionnaire (in the form provided by the Corporation) with respect to the background, qualifications, stock ownership and independence of such proposed nominee and (b) a written representation and agreement (in the form provided by the Corporation) that such candidate for nomination (i) is not and, if elected as a director during his or her term of office, will not become a party to (A) except as required by the Certificate of Incorporation, any agreement, arrangement or understanding with, and has not given and will not give any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) or (B) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law, (ii) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation or reimbursement for service as a director and (iii) if elected as a director of the Corporation, will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the Corporation applicable to directors and in effect during such person’s term in office as a director of the Corporation (and, if requested by any candidate for nomination, the Secretary shall provide to such candidate for nomination all such policies and guidelines then in effect).

ARTICLE III

BOARD OF DIRECTORS

Section 3.01         Powers. Subject to the provisions of the Business Corporation Act of the State of  Wyoming, as the same now exists or may hereafter be amended (the “Wyoming Business Corporation Act”), and any limitations in the Certificate of Incorporation or these Bylaws relating to action required to be approved by the Stockholders or by the holders of at least 66 2/3% of the voting power of the outstanding shares of Stock entitled or required to vote generally in the election of directors, the business and affairs of the Corporation shall be managed, and all corporate powers shall be exercised, by or under the direction of the Board of Directors.

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            Section 3.02         Number; Qualifications. , The total number of authorized directors constituting the Board of Directors (the “Whole Board”) shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the directors then in office; provided, that the number of directors which shall constitute the Whole Board shall not be less than three (3) nor more than fifteen (15), and each director shall be a natural person. No reduction of the authorized number of directors shall have the effect of removing any director before such director’s term of office expires. Unless otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, directors need not be Stockholders of the Corporation. The initial size of the Whole Board shall be three (3) until changed pursuant to a resolution adopted by a majority of the directors then in office.

 Section 3.03         Election; Resignation; Vacancies. Except as otherwise provided by the Certificate of Incorporation: (i) directors shall be elected at each annual meeting of Stockholders to hold office until the next annual meeting; (ii) each director, including a director elected to fill a vacancy, shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal; (iii) any director may resign at any time upon written notice to the attention of the President or Secretary at the principal office of the Corporation; and (iv) any director may be removed at any time with or without cause by the affirmative vote of the holders of a majority in voting power of the shares of Stock then entitled or required to vote at an election of directors., Any vacancy or newly created directorship may be filled by a majority of the directors then in office (including any directors that have tendered a resignation effective at a future date), though less than a quorum, or by a sole remaining director, and the director so chosen shall hold office until the next annual election and until his or her successor is duly elected and shall qualify, unless sooner displaced; provided, that if a vacancy or newly created directorship occurs or arises and the holders of a specific class or series of stock are then entitled to fill such vacancy or newly created directorship, the holders of shares of such class or series may override the Board of Directors’ action to fill such vacancy or newly created directorship by (i) voting for their own designee to fill such vacancy or newly created directorship at a meeting of Stockholders or (ii) written consent, if the consenting Stockholders hold a sufficient number of shares to elect their designee at a meeting of Stockholders.

Except as otherwise provided by the Certificate of Incorporation, if at any time, by reason of death or resignation or other cause, the Corporation should have no directors in office, then any officer or any Stockholder or an executor, administrator, trustee or guardian of a Stockholder, or other fiduciary entrusted with

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like responsibility for the person or estate of a Stockholder, may call a special meeting of Stockholders in accordance with the provisions of the Certificate of Incorporation or these Bylaws, or may apply to the Court of Jurisdiction of the State of  Wyoming for a decree summarily ordering an election of Directors.

  Section 3.04         Regular Meetings. Regular meetings of the Board of Directors may be held at any time or place, if any, within or without the State of  Wyoming whenever called by the Chairperson, the Chief Executive Officer, the Secretary, or by any two members of the Board of Directors. Notice of each such meeting shall be duly given to each director by (i) giving notice to such director in person or by telephone, electronic transmission or voice message system at least twenty-four (24) hours in advance of the meeting, (ii) sending a facsimile to such director’s facsimile number as it appears in the records of the Corporation, or delivering written notice by hand to such director’s address as it appears in the records of the Corporation, at least twenty-four (24) hours in advance of the meeting, or (iii) mailing a written notice, addressed to such director at their respective address as it appears in the records of the Corporation, at least seventy-two (72) hours in advance of the meeting (with such notice deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid). Any director may waive notice of any such meeting, either before or after such meeting, by signing a waiver of notice that is filed with the records of the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, in each case, except where such director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened in the notice of such meeting. The business to be transacted at and the purpose of any meeting of the Board of Directors need not be specified.

Section 3.05         Special Meetings. Special meetings of the Board of Directors may be held at any time or place, if any, within or without the State of Wyoming whenever called by the Chairperson the Chief Executive Officer, the Secretary or by any two members of the Board of Directors. Notice shall be duly given to each director or such other person by (i) giving notice to such director and other person in person or by telephone, electronic transmission or voice message system at least twenty-four (24) hours in advance of the meeting, (ii) sending a facsimile to such director’s and other person’s facsimile number as it appears in the records of the Corporation, or delivering written notice by hand to such director’s and other person’s address as it appears in the records of the Corporation, at least twenty-four (24) hours in advance of the meeting, or (iii) mailing written notice,

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addressed to such director or other person at their respective address as it appears in the records of the Corporation, at least seventy-two (72) hours in advance of the meeting (with such notice deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid). Any director may waive notice of any such meeting, either before or after such meeting, by signing a waiver of notice that is filed with the records of the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, in each case, except where such director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. The business to be transacted at and the purpose of any meeting of the Board of Directors need not be specified in the notice of such meeting.

Section 3.06         Telephonic Meetings Permitted. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.06 shall constitute presence in person at such meeting.

 Section 3.07         Quorum; Vote Required for Action. At all meetings of the Board of Directors, the directors entitled to cast a majority of the votes of the Whole Board shall constitute a quorum for the transaction of business; provided, that, solely for the purposes of filling vacancies pursuant to Section 3.03 of these Bylaws, a meeting of the Board of Directors may be held if a majority of the directors then in office participate in such meeting. Unless the Wyoming Business Corporation Act, the Certificate of Incorporation or these Bylaws requires a greater proportion, a majority of the votes entitled to be cast by the directors present at a meeting at which a quorum is present shall be the act, determination or decision of the Board of Directors. If a quorum is not present at any meeting of the Board of Directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

Section 3.08         Organization. Such person as the Board of Directors may have designated or, in the absence of such a person, the Chairman of the Board, or in his or her absence, the President or, in his or her absence, such person as may be

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chosen by the majority of the directors who are present at the meeting, shall call to order any meeting of the Board of Directors and act as chairperson of the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

Section 3.09         Action by Unanimous Consent of Directors. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all of the members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or such committee in accordance with applicable law.

Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

Section 3.10         Compensation of Directors. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors or a committee designated by the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors or a committee of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or such committee or a stated salary or other compensation as a director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings. Any director of the Corporation may decline any or all such compensation payable to such director in his or her discretion.

ARTICLE IV

COMMITTEES AND ADVISORY BOARD

Section 4.01         Committee , (i) The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation; (ii) the Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified

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member at any meeting of such committee; (iii) the absence or disqualification of a member of any committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member; and (iv) any such committee, to the extent permitted by applicable law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it, but no such committee shall have the power or authority in reference to the following matter: (x) approving or adopting, or recommending to the Stockholders, any action or matter (other than the election or removal of directors) expressly required by the Wyoming Business Corporation Act to be submitted to the Stockholders for approval or (y) adopting, amending or repealing any bylaw of the Corporation.

Section 4.02         Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules, each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article III of these Bylaws.

Section 4.03         Advisory Board. The Board of Directors may in its discretion constitute and maintain a board of advisors (the “Advisory Board”) to provide requested advice, expertise or input to the Board of Directors or specific committees thereof, and the Board of Directors shall be free to consider, accept or reject any such advice or input. The Board of Directors may appoint such persons to any such Advisory Board as the Board of Directors from time to time may determine appropriate. Members of the Advisory Board shall serve at the pleasure of the Board of Directors and may be removed or replaced, and the Advisory Board may be disbanded at any time, by the Board of Directors for any or no reason. Members of the Advisory Board shall not be deemed to be members of the Board of Directors and the Advisory Board shall not be deemed to be a committee of the Board of Directors for any purpose. Members of the Advisory Board are not authorized to bind or to act as agents or representatives of the Corporation or to take any action in the name or on behalf of the Corporation absent express authorization from the Board of Directors. The Board of Directors may but shall not be required to establish a charter or other guidelines for the conduct of the Advisory Board’s activities, and the Board of Directors may modify or cancel such charter or guidelines at any time at the discretion of the Board of Directors. Members of the Advisory Board in their

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capacities as such shall not have any voting or approval or other rights with respect to the Corporation or its activities. The Board of Directors may, in its discretion, enter into such agreements or arrangements as the Board of Directors deems appropriate to memorialize the rights, restrictions and obligations applicable to the Advisory Board and its members, including any rights to indemnification from time to time deemed appropriate by the Board of Directors. Members of the Advisory Board may participate in a meeting thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting in such manner shall constitute presence in person at such meeting.

ARTICLE V

OFFICERS

Section 5.01         Officers. The officers of the Corporation shall be a President and a Secretary, and such other officers as the Board of Directors may appoint, including a Chairman of the Board, a Chief Executive Officer, a Chief Financial Officer, one or more Vice Presidents and such other officers, assistant or deputy officers and agents, as may be elected from time to time by or under the authority of the Board of Directors, who shall exercise such powers and perform such duties as are provided in these Bylaws and as may be determined from time to time by resolution of the Board of Directors. Any two or more offices may be held by the same person, but any person who holds more than one office may not act in more than one capacity to execute, acknowledge or verify any instrument required by applicable law to be executed, acknowledged or verified by more than one officer. The Chairman of the Board, if one is appointed, shall be a director, and the other officers may be directors.

Section 5.02         Chief Executive Officer. The Board of Directors may elect or appoint a Chief Executive Officer, who may also be the President. The Chief Executive Officer shall, subject to the direction and control of the Board of Directors, supervise and control the business and affairs of the Corporation. In general, the Chief Executive Officer shall perform all duties incident to the position of chief executive officer or as may be prescribed by the Board of Directors or these Bylaws from time to time.

Section 5.03         President. The President shall have general and active supervision over the business and affairs of the Corporation, shall insure that all lawful orders and resolutions of the Board of Directors are carried into effect, and,

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unless otherwise provided by the Board of Directors, shall preside at all meetings of the Board of Directors and of the Stockholders. The President shall have the authority to execute bonds, mortgages, and other contracts requiring a seal, under the seal of the Corporation, except where required by applicable law to be otherwise signed and executed, and except where the execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. If the Board of Directors has elected or appointed a Chief Executive Officer who is different than the individual appointed as President, the Board of Directors may provide that the President report to the Chief Executive Officer. If the Board of Directors has not elected or appointed a Chief Executive Officer or the office of Chief Executive Officer is otherwise vacant, then, unless otherwise determined by the Board of Directors, the President shall also have all of the powers and duties of the Chief Executive Officer.

Section 5.04         Vice President. In the absence of the President or in the event of the President’s inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting shall have all of the powers of, and be subject to all of the restrictions upon, the President. Each Vice President shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 5.05         Chairman of the Board. If the directors shall appoint a Chairman of the Board, the Chairman of the Board shall, when present, preside at all meetings of the Board of Directors and shall perform such other duties and have such other powers as may be vested in the Chairman of the Board by the Board of Directors.

Section 5.06         Chief Financial Officer. The Chief Financial Officer shall have general charge and supervision of the financial affairs of the Corporation, including budgetary, accounting and statistical methods, and shall approve payment, or designate others serving under him or her to approve for payment, all vouchers and warrants for disbursements of funds, and, in general, shall perform such other duties as are incident to the office of a chief financial officer of a corporation, including those duties customarily performed by persons occupying such office, and shall perform such other duties as, from time to time, may be assigned to him or her by the Board of Directors, the Chief Executive Officer (if one has been appointed), or, if a Chief Executive Officer has not been appointed, the President.

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Section 5.07         Secretary. The Secretary shall attend all meetings of Stockholders and the Board of Directors shall record or cause to be recorded all of the proceedings of the meetings of the Stockholders and of the Board of Directors in a book or books to be kept for that purpose, and shall perform like duties for any committee, when required. The Secretary shall give, or cause to be given, such notices as are required to be given in accordance with the provisions of these Bylaws or as required by applicable law or the Certificate of Incorporation. The Secretary shall have custody of the seal of the Corporation, and shall have the authority to affix the same to any instrument or document the execution of which in the name or on behalf of the Corporation is duly authorized, and when so affixed it may be attested by the signature of the Secretary. The Secretary shall see that the books, records and other documents required by applicable law (including the stock ledger and the records of the issue, transfer and registration of certificates for shares of the common stock of the Corporation) are properly kept and filed. The Secretary shall perform all other duties incident to the office of Secretary and such other duties as from time to time may be prescribed by these Bylaws or may be assigned to him or her by the Board of Directors, the Chief Executive Officer (if one has been appointed), or, if a Chief Executive Officer has not been appointed, the President.

         Section 5.08         Appointing Attorneys and Agents; Voting Securities of Other Entities. Unless otherwise provided by a resolution adopted by the Board of Directors, the President, the Chief Executive Officer, the Chief Financial Officer, any Vice President, the Secretary, or the Corporation’s General Counsel may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to (a) cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation or other entity, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation or other entity, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consents, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper and (b) exercise the rights of the Corporation in its capacity as a general partner of a partnership or in its capacity as a managing member of a limited liability company as to which the Corporation, in such capacity, is entitled to exercise pursuant to the applicable partnership agreement or limited liability company operating agreement, including without limitation to take or refrain from taking any action, or to consent in writing, in each case in the name of the Corporation as such general partner or

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managing member, to any action by such partnership or limited liability company, and may instruct the person or persons so appointed as to the manner of taking such actions or giving such consents, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper. Unless otherwise provided by a resolution adopted by the Board of Directors, any of the rights set forth in this Section 5.08 which may be delegated to an attorney or agent may also be exercised directly by the President, the Chief Executive Officer, the Chief Financial Officer, an authorized Vice President or the Corporation’s General Counsel.

Section 5.09         Election and Term of Office. Each officer of the Corporation shall be elected at each annual meeting of the Board of Directors, or as soon thereafter as possible, to hold office until the next annual meeting of the Board of Directors and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.

Section 5.10         Compensation. The compensation of all officers of the Corporation shall be fixed from time to time by the Board of Directors.

Section 5.11         Removal, Resignation and Vacancies. All officers shall serve at the pleasure of the Board of Directors, and any officer may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer may resign at any time by giving written notice of such resignation to the President or the Secretary at the principal office of the Corporation. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof. A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors for the unexpired portion of the term of such office and until a successor is elected and qualified.

Section 5.12         Additional Matters. In addition to the foregoing authority and duties, all of the officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be designated from time to time by the Board of Directors.

ARTICLE VI

STOCK

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Section 6.01         Certificates. The shares of Stock shall not be represented by certificates unless the Board of Directors provides by resolution or resolutions that some or all of any or all classes or series of such Stock shall be certificated shares. Any such resolution shall not apply to any uncertificated shares then outstanding until the holder of such shares thereafter requests in writing a certificate representing such shares from the Corporation. Every holder of shares of Stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by any two authorized officers of the Corporation representing the number of shares registered in certificate form. Any of or all of the signatures on the certificate may be a facsimile or electronic. In case any officer, transfer agent or registrar who has signed or whose facsimile or electronic signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

Section 6.02         Special Designation on Certificate. If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then to the extent required by applicable law or if determined by the Board of Directors, the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be identified or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock. In lieu of the foregoing requirements, there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish, without charge to each stockholder who so requests the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 6.03         Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate for shares of Stock in the place of any certificate heretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

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Section 6.04         Transfer of Shares. Shares of Stock shall be transferable upon the Corporation’s books pursuant to the request of the holders thereof, in person or by their duly authorized attorneys or legal representatives, in the manner prescribed by law, the Certificate of Incorporation and in these Bylaws, upon surrender to the Corporation by delivery thereof (to the extent evidenced by a physical stock certificate) to the person in charge of the stock and transfer books and ledgers. Certificates representing such shares, if any, shall be cancelled and new certificates, if the shares are to be certificated, shall thereupon be issued. Shares of Stock that are not represented by a certificate shall be transferred in accordance with the Corporation’s stock transfer procedures and any requirements of applicable law. A record shall be made of each transfer. Whenever any transfer of shares of Stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented, both the transferor and transferee request the Corporation to do so. The Board of Directors shall have power and authority to make such rules and regulations as it may deem necessary or proper concerning the issue, transfer and registration of certificates for shares of Stock.

ARTICLE VII

INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

 Section 7.01         Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “Proceeding”), by reason of the fact that he or she is or was a director or an officer or a member of the Advisory Board of the Corporation or, while a director, officer, or member of the Advisory Board of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of a subsidiary of the Corporation or of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “Indemnitee”), whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee, agent or trustee or in any other capacity while serving as a director, officer, member of the Advisory Board, employee, agent or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Wyoming  law, as the same exists or may hereafter be amended (but, in the case of any such amendment, if permitted, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including

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attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith; provided, that, except as provided in Section 7.02 of these Bylaws with respect to Proceedings to enforce rights to indemnification or Advancement of Expenses or with respect to any compulsory counterclaim brought by such Indemnitee, the Corporation shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board of Directors.

            Section 7.02         Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 7.01 of these Bylaws, an Indemnitee shall also have the right to be paid by the Corporation the expenses (including attorneys’ fees) incurred in appearing at, participating in or defending any such Proceeding in advance of its final disposition or in connection with a Proceeding brought to establish or enforce a right to indemnification or advancement of expenses under this Article VII (which shall be governed by Section 7.03 of these Bylaws) (hereinafter an “Advancement of Expenses”); provided, that, (a) if the Wyoming Business Corporation Act requires or (b) in the case of an advance made in a Proceeding brought to establish or enforce a right to indemnification or advancement, an Advancement of Expenses incurred by an Indemnitee in his or her capacity as a director or officer of the Corporation (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made solely upon delivery to the Corporation of an undertaking (hereinafter an “Undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “Final Adjudication”) that such Indemnitee is not entitled to be indemnified or entitled to Advancement of Expenses under Section 7.01 and Section 7.02 of these Bylaws or otherwise.

Section 7.03         Right of Indemnitee to Bring Suit. If a claim under Section 7.01 or Section 7.02 of these Bylaws is not paid in full by the Corporation within (a) sixty (60) days after a written claim for indemnification has been received by the Corporation or (b) twenty (20) days after a claim for an Advancement of Expenses has been received by the Corporation, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim or to obtain Advancement of Expenses, as applicable. To the fullest extent permitted by law, if successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an

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Undertaking, the Indemnitee also shall be entitled to recover the expenses incurred in prosecuting or defending such suit. In (a) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that, and (b) any suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Corporation shall be entitled to recover such expenses upon a Final Adjudication that, the Indemnitee has not met any applicable standard for indemnification set forth in the Wyoming Business Corporation Act. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Wyoming Business Corporation Act, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, under this Article VII or otherwise shall be on the Corporation.

Section 7.04         Indemnification Not Exclusive.

 (a)          The provision of indemnification to or the Advancement of Expenses and costs to any Indemnitee under this Article VII, or the entitlement of any Indemnitee to indemnification or Advancement of Expenses and costs under this Article VII, shall not limit or restrict in any way the power of the Corporation to indemnify or advance expenses and costs to such Indemnitee in any other way permitted by law or be deemed exclusive of, or invalidate, any right to which any Indemnitee seeking indemnification or Advancement of Expenses and costs may be entitled under any law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such Indemnitee’s capacity as an officer, director, employee or agent of the Corporation and as to action in any other capacity;

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(b)          Given that certain Jointly Indemnifiable Claims (as defined below) may arise due to the service of the Indemnitee as a director and/or officer of the Corporation at the request of the Indemnitee-Related Entities (as defined below), the Corporation shall be fully and primarily responsible for the payment to the Indemnitee in respect of indemnification or advancement of all expenses judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of the Certificate of Incorporation or these Bylaws (or any other agreement between the Corporation and such persons) in connection with any such Jointly Indemnifiable Claims, pursuant to and in accordance with the terms of this Article VII, irrespective of any right of recovery the Indemnitee may have from the Indemnitee-Related Entities. Any obligation on the part of any Indemnitee-Related Entities to indemnify or advance expenses to any Indemnitee shall be secondary to the Corporation’s obligation and shall be reduced by any amount that the Indemnitee may collect as indemnification or advancement from the Corporation. The Corporation irrevocably waives, relinquishes and releases the Indemnitee-Related Entities from any and all claims against the Indemnitee-Related Entities for contribution, subrogation or any other recovery of any kind in respect thereof. Under no circumstance shall the Corporation be entitled to any right of subrogation or contribution by the Indemnitee-Related Entities and no right of advancement or recovery the Indemnitee may have from the Indemnitee-Related Entities shall reduce or otherwise alter the rights of the Indemnitee or the obligations of the Corporation hereunder. In the event that any of the Indemnitee-Related Entities shall make any payment to the Indemnitee with respect to indemnification or Advancement of Expenses with respect to any Jointly Indemnifiable Claim, the Indemnitee-Related Entity making such payment shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee against the Corporation, and the Indemnitee shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the Indemnitee-Related Entities effectively to bring suit to enforce such rights. Each of the Indemnitee-Related Entities shall be third-party beneficiaries with respect to this Section 7.04(b) of Article VII of these Bylaws, entitled to enforce this Section 7.04(b) of Article VII of these Bylaws.

For purposes of this Section 7.04(b) of Article VII, the following terms shall have the following meanings:

(1)         The term “Indemnitee-Related Entities” means any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than the Corporation or any other corporation,

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limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise for which the Indemnitee has agreed, on behalf of the Corporation or at the Corporation’s request, to serve as a director, officer, employee or agent and which service is covered by the indemnity described herein) from whom an Indemnitee may be entitled to indemnification or Advancement of Expenses with respect to which, in whole or in part, the Corporation may also have an indemnification or advancement obligation.

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              (2)         The term “Jointly Indemnifiable Claims” shall be broadly construed and shall include, without limitation, any action, suit or Proceeding for which the Indemnitee shall be entitled to indemnification or Advancement of Expenses from both the Indemnitee-Related Entities and the Corporation pursuant to Wyoming  law, any agreement or certificate of incorporation, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or comparable organizational documents of the Corporation or the Indemnitee-Related Entities, as applicable.

Section 7.05         Corporate Obligations; Reliance. The rights granted pursuant to the provisions of this Article VII shall vest at the time a person becomes a director or officer of the Corporation and shall be deemed to create a binding contractual obligation on the part of the Corporation to the persons who from time to time are elected as officers or directors of the Corporation, and such persons in acting in their capacities as officers or directors of the Corporation or of any subsidiary of the Corporation shall be entitled to rely on such provisions of this Article VII without giving notice thereof to the Corporation. Such rights shall continue as to an Indemnitee who has ceased to be a director or officer of the Corporation and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article VII that adversely affects any right of an Indemnitee or its successors shall be prospective only and shall not limit, eliminate, or impair any such right with respect to any Proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

Section 7.06         Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the Advancement of Expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VII with respect to the indemnification and Advancement of Expenses of directors and officers of the Corporation.

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Section 7.07         Insurance. The Corporation shall at all times maintain insurance, at its expense, to protect all members of the Board of Directors against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Wyoming Business Corporation Act. The Corporation may additionally maintain insurance, at its expense, to protect itself and any officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the  Wyoming Business Corporation Act.

 ARTICLE VIII

MISCELLANEOUS

Section 8.01         Fiscal Year. The fiscal year of the Corporation shall be fixed by a resolution of the Board of Directors and may be changed by the Board of Directors. The initial fiscal year of the Corporation shall be the calendar year.

Section 8.02         Seal and Attestation. The corporate seal of the Corporation shall have inscribed thereon the name of the Corporation, the year of its organization, and the words “Corporate Seal” and ‘‘Wyoming” and shall be in such form as shall be approved from time to time by the Board of Directors. The seal may be used by causing it, or a facsimile thereof, to be impressed, affixed, or otherwise reproduced.

Any officer of the Corporation is empowered to affix the corporate seal on all documents, and may attest the signature of any person executing an instrument on behalf of the Corporation. In the execution on behalf of the Corporation of any instrument, document, writing, notice or paper, it shall not be necessary to affix the corporate seal of the Corporation thereon, and any such instrument, document, writing, notice or paper when executed without said seal affixed thereon shall be of the same force and effect and as binding on the Corporation as if said corporate seal had been affixed thereon in each instance.

            Section 8.03         Manner of Notice. Except as otherwise provided herein or permitted by applicable law, notices to directors and Stockholders shall be in writing and delivered personally or mailed to the directors or Stockholders at their addresses appearing on the books of the Corporation. Without limiting the manner by which

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notice otherwise may be given effectively to Stockholders, and except as prohibited by applicable law, any notice to Stockholders given by the Corporation under any provision of applicable law, the Certificate of Incorporation or these Bylaws shall be effective if given by a single written notice to Stockholders who share an address if consented to by the Stockholders at that address to whom such notice is given. Any such consent shall be revocable by the Stockholder by written notice to the Corporation. Any Stockholder who fails to object in writing to the Corporation, within sixty (60) days of having been given written notice by the Corporation of its intention to send the single notice permitted under this Section 9.03 shall be deemed to have consented to receiving such single written notice. Notice to directors may be given in person, by mail or by e-mail, telephone, telecopier or other means of electronic transmission.

Section 8.04         Waiver of Notice of Meetings of Stockholders, Directors and Committees. Any waiver of notice, given by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of Stockholders, the Board of Directors or members of a committee of the Board of Directors need be specified in a waiver of notice.

Section 8.05         Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time.

Section 8..06         Amendment of Bylaws. These Bylaws may be altered, amended or repealed, and new bylaws made, only by the affirmative vote of (a) a majority of the Board of Directors or (b) Stockholders representing at least 66-2/3% of the votes eligible to be cast in an election of directors of the Corporation.

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